Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES NET INCOME OF $19.9 MILLION FOR THE THIRD QUARTER OF 2015; DECLARES CASH DIVIDEND

NORWICH, NY (October 26, 2015) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) announced net income for the three months ended September 30, 2015 was $19.9 million, up from $19.3 million for the second quarter of 2015, and up from $10.9 million for the third quarter of 2014.  Reported net income for the third quarter of 2014 included $8.8 million in prepayment penalties, net of tax, related to our long-term debt restructuring strategy.  Reported diluted earnings per share for the three months ended September 30, 2015 was $0.45, as compared with $0.43 for the prior quarter, and $0.25 per share for the third quarter of 2014.

Core net income for the three months ended September 30, 2015 was $19.8 million, up from $19.6 million in the previous quarter, and equal to the same period last year.  Core earnings per diluted share for the three months ended September 30, 2015 was $0.45, up from $0.44 for the second quarter of 2015, and equal to the third quarter of 2014.

Reported net income for the nine months ended September 30, 2015 was $57.3 million, up from $56.6 million for the same period last year.  Reported net income for the nine months ended September 30, 2015 included a contingent gain recognized from the 2014 sale of our ownership interest in Springstone LLC (“Springstone”), offset by reorganization expenses incurred during the third quarter of 2015.  Reported net income for the nine months ended September 30, 2014 included a gain on the sale of our ownership interest in Springstone, partially offset by prepayment penalties related to our long-term debt restructuring strategy in 2014.  Reported diluted earnings per share for the nine months ended September 30, 2015 was $1.29, as compared with $1.28 for the same period in 2014.

Core net income for the nine months ended September 30, 2015 was $57.5 million, up from $57.3 million for the same period last year.  Core earnings per diluted share for the nine months ended September 30, 2015 was $1.29, equal to the same period last year.

The third quarter and year to date reported results for 2015 and 2014 contained items which the Company considers non-core, such as gains on the sale of an equity investment, long-term debt restructuring prepayment penalties, reorganization expenses, and other items not considered core to our operations.

Third Quarter 2015 Highlights:

•	Third quarter organic loan growth (annualized) of 6.9% driven by:
o	Consumer – 14.5%
o	Residential mortgage – 7.8%
o	Commercial – 4.8%

•	Year to date organic loan growth (annualized) was 6.6%

•
Recognized contingent gain of $4.2 million during the third quarter of 2015 from the 2014 sale of our ownership interest in Springstone, which allowed us to further our branch optimization strategy taking $3.3 million in reorganization costs during the third quarter of 2015

•	Average demand deposits for the nine months ended September 30, 2015 were up 11.4% from the same period in 2014

•	Asset quality indicators remained strong:
o	Nonperforming loans to total loans was 0.79% at September 30, 2015, as compared with 0.82% at December 31, 2014
o	Past due loans to total loans was 0.63% at September 30, 2015, as compared with 0.69% at December 31, 2014
o	Annualized net charge-offs to average loans was 0.35% for the third quarter of 2015, as compared with 0.36% for the same period last year

“Our earnings remained strong through the third quarter of 2015 with both our reported and core net income at the second highest level in NBT’s history,” said NBT President and CEO Martin Dietrich. “Our focus on banking fundamentals, including organic loan growth, deposit gathering and asset quality, continues to drive our results. And, the efforts of our employees to provide customers with a full complement of financial services while constantly working to enhance the experience we deliver continues to make them our most important and sustainable asset.”

Net interest income was $64.2 million for the third quarter of 2015, up $1.6 million from the previous quarter, and up $0.5 million from the third quarter of 2014.  FTE net interest margin was 3.48% for the three months ended September 30, 2015, down from 3.51% for the previous quarter and down from 3.61% for the third quarter of 2014.  Average interest earning assets were up $159.1 million, or 2.2%, for the third quarter of 2015 as compared to the prior quarter, and up $304.0 million, or 4.3%, from the same period in 2014.  The increase from the second quarter of 2015 was driven primarily by organic loan production.  Annualized organic loan growth of 6.9% during the third quarter of 2015 was driven by growth in most portfolios.  Yields on earning assets decreased by 2 basis points (“bps”) from 3.79% during the second quarter of 2015 to 3.77% for the third quarter of 2015.  This decrease in yield was more than offset by the growth in earning assets during the third quarter of 2015, and resulted in the 2.6% growth in interest income for the third quarter of 2015 as compared to the prior quarter.  The yield compression was driven primarily by a 3 bp decrease in loan yields from the second quarter of 2015 to the third quarter of 2015.  Average interest bearing liabilities increased $77.5 million, or 1.5%, from the second quarter of 2015 to the third quarter of 2015, which was driven by an increase in short-term borrowings for the third quarter of 2015 due to seasonality of deposits.  The rates paid on interest bearing liabilities increased 1 bp from the second quarter of 2015 to the third quarter of 2015 and contributed to the 4.2% increase in interest expense for the third quarter of 2015 as compared with the prior quarter.

Net interest income was $189.1 million for the nine months ended September 30, 2015, up $1.2 million from the same period in 2014.  FTE net interest margin was 3.53% for the nine months ended September 30, 2015, down from 3.61% for the nine months ended September 30, 2014.  Average interest earning assets were up $208.2 million, or 3.0%, for the nine months ended September 30, 2015 as compared to the same period in 2014.  This increase from last year was driven primarily by 6.6% annualized organic loan growth during the first nine months of 2015.  Yields on earning assets decreased from 3.95% during the first nine months of 2014 to 3.81% for the first nine months of 2015, more than offsetting the growth in earning assets resulting in a 0.6% decrease in interest income for the nine months ended September 30, 2015 as compared to the same period in 2014.  The yield compression was driven by a 17 bp decrease in loan yields from the first nine months of 2014 to the first nine months of 2015.  Average interest bearing liabilities decreased $11.6 million, or 0.2%, from the nine months ended September 30, 2014 to the nine months ended September 30, 2015.  Total average deposits increased $369.0 million, or 6.1%, for the nine months ended September 30, 2015 as compared to the same period last year driven primarily by an 11.4% increase in non-interest bearing demand deposits, as well as increases in money market deposit accounts and savings deposits in the first nine months of 2015.  This increase was partially offset by a decrease in average long-term borrowings of $125.3 million for the nine months ended September 30, 2015 as compared to the same period last year due to the debt restructuring strategy completed during the third quarter of 2014.  In addition, average short-term borrowings decreased $67.9 million for the nine months ended September 30, 2015 as compared to the same period last year driven by deposit growth.  The rates paid on interest bearing liabilities decreased by 6 bps for the nine months ended September 30, 2015 as compared to the same period in 2014.  This decrease resulted primarily from a shift in deposits into lower cost core deposits as well as the aforementioned debt restructuring.

Noninterest income for the three months ended September 30, 2015 was $31.3 million, up $3.0 million from the prior quarter, and up $4.6 million from the third quarter of 2014.  Excluding the contingent gain recognized totaling $4.2 in the third quarter of 2015 from the 2014 sale of Springstone and securities gains, noninterest income for the three months ended September 30, 2015 was $27.1 million, down $1.1 million from the prior quarter, and up $0.4 million from the third quarter of 2014.  The decrease from the prior quarter was driven primarily by a decrease in trust revenue, which was down $0.6 million due primarily to seasonality.

Noninterest income for the nine months ended September 30, 2015 was $86.0 million, down $13.0 million from the same period last year.   Excluding the gains recorded in both periods from the 2014 sale of Springstone, securities gains, and other items not considered core to our operations, noninterest income for the nine months ended September 30, 2015 was $81.8 million, up $2.9 million, or 3.7% from the same period last year.  The increase from the prior year was driven primarily by increases in retirement plan administration fees, ATM and debit card fees, and other noninterest income.  Retirement plan administration fees were up $0.8 million, or 9.2%, for the nine months ended September 30, 2015 as compared to the same period in 2014 due primarily to new business generation.  ATM and debit card fees were up $0.8 million, or 6.5%, for the nine months ended September 30, 2015 as compared to the same period last year due primarily to an increase in debit card activity.    Other noninterest income was up $1.5 million, or 19.1%, for the nine months ended September 30, 2015 as compared to the same period in 2014 due primarily to the acquired loan charge-off recoveries recognized in 2015.

Noninterest expense for the three months ended September 30, 2015 was $59.9 million, up $1.9 million from the prior quarter and down $9.2 million from the third quarter of 2014.  Excluding reorganization expenses incurred in the second and third quarters of 2015, prepayment penalties incurred in the third quarter of 2014, and other items not considered core to our operations, noninterest expense was down $0.9 million from the prior quarter and up $1.0 million from the third quarter of 2014.  The decrease from the prior quarter was due primarily to a $0.6 million, or 2.0%, decrease in salaries and employee benefits in the third quarter of 2015, driven by a decrease in medical expenses incurred.  Income tax expense for the three month period ended September 30, 2015 was $10.8 million, up $1.0 million from the prior quarter, and up $5.2 million from the third quarter of 2014, which included the impact of the aforementioned non-core items.  The increase from the prior period was due primarily to a higher level of taxable income for the third quarter of 2015.  The effective tax rate was 35.2% for the third quarter of 2015 as compared with 33.6% for the second quarter of 2015, and 33.8% for the third quarter of 2014.

Noninterest expense for the nine months ended September 30, 2015 was $175.6 million, down $13.8 million or 7.3% from the same period in 2014, due primarily to $17.9 million in prepayment penalties from long-term, debt restructuring in 2014.  Excluding non-core items including these prepayment penalties, reorganization expenses, and other items not considered core to our operations, noninterest expense was up $3.8 million, or 2.2%, for the first nine months of 2015 as compared to the same period last year.  Salaries and employee benefits were up $1.6 million, or 1.8% for the nine months ended September 30, 2015 as compared with the same period in 2014.  Excluding incentive compensation expenses recorded in 2014 related to the Springstone sale, salaries and employee benefits were up $4.1 million, or 4.7%, from the first nine months of 2014 to the first nine months of 2015.  This increase was driven by higher post-retirement costs, higher medical expenses, and an increase in salaries expense.  This increase in salaries and employee benefits was partially offset by a $1.0 million decrease in loan collection and other real estate owned expenses for the nine months ended September 30, 2015 as compared to the same period last year.  This decrease was due primarily to gains on sales of real estate recorded in the second quarter of 2015, which offset expenses during the period.  Income tax expense for the nine month period ended September 30, 2015 was $29.7 million, up $1.4 million from the same period in 2014.  The effective tax rate was 34.2% for the first nine months of 2015 as compared to 33.4% for the first nine months of 2014.

Asset Quality

Net charge-offs were $5.1 million for the three months ended September 30, 2015, up from $4.3 million for the prior quarter, and equal to the third quarter of 2014.  Provision expense was $5.0 million for the three months ended September 30, 2015, as compared with $3.9 million for the prior quarter, and $4.9 million for the third quarter of 2014.  Annualized net charge-offs to average loans for the third quarter of 2015 was 0.35%, compared with 0.30% for the second quarter of 2015 and 0.36% for the third quarter of 2014.

Nonperforming loans to total loans was 0.79% at September 30, 2015, up slightly from 0.77% for the prior quarter, and down 3 bps from December 31, 2014.  Past due loans as a percentage of total loans were 0.63% at September 30, 2015 as compared to 0.61% as of June 30, 2015 and 0.69% at December 31, 2014.

The allowance for loan losses totaled $64.9 million at September 30, 2015, compared to $65.0 million at June 30, 2015, and $66.4 million at December 31, 2014.  The allowance for loan losses as a percentage of loans was 1.10% (1.21% excluding acquired loans with no related allowance recorded) at September 30, 2015, compared to 1.13% (1.24% excluding acquired loans with no related allowance recorded) at June 30, 2015 and 1.19% (1.36% excluding acquired loans with no related allowance recorded) at December 31, 2014.  The decrease in the allowance for loan losses as a percentage of loans from prior periods was due primarily to continued positive trends in asset quality metrics of the originated loan portfolio.

Balance Sheet

Total assets were $8.2 billion at September 30, 2015, up $363.6 million, or 4.7% from December 31, 2014.  Loans were $5.9 billion at September 30, 2015, up $275.7 million, or 4.9%, from December 31, 2014.  Total deposits were $6.6 billion at September 30, 2015, up $301.0 million, or 4.8%, from December 31, 2014.  Stockholders’ equity was $876.2 million, representing a total equity-to-total assets ratio of 10.74% at September 30, 2015, compared with $864.2 million or a total equity-to-total assets ratio of 11.08% at December 31, 2014.

Stock Repurchase Program

The Company purchased 1,047,152 shares of its common stock during the nine months ended September 30, 2015 at an average price of $25.59 per share under previously announced plans.  As of September 30, 2015, there were 952,848 shares available for repurchase under the repurchase plan that was announced on July 27, 2015, which expires on December 31, 2016.

Dividend

The NBT Board of Directors approved a 2015 fourth-quarter cash dividend of $0.22 per share at a meeting held today.  The dividend will be paid on December 15, 2015 to shareholders of record as of December 1, 2015.

Subsequent Event

On October 1, 2015, NBT Bank, N.A. acquired Third Party Administrators, Inc. (TPA, Inc.), a retirement plan services company located in Bedford, N.H. with assets under administration of over $850 million. TPA, Inc. provides administrative services for 401(k), profit sharing and defined benefit plans for over 700 businesses as well as Section 125 administration. “The addition of TPA, Inc. to our family of companies supports our strategy of enhancing our revenue from non-banking sources,” said NBT President and CEO Martin Dietrich. “The services offered by TPA, Inc. are a great complement to the retirement plan services offered by NBT Bank’s Wealth Management Division and the 401(k) recordkeeping services offered by EPIC Advisors, and we look forward to exploring the synergies between these lines of business.”

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $8.2 billion at September 30, 2015.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has over 155 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2015			2014
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$19,851	$19,281	$18,166	$18,513	$10,912
Noninterest income adjustments:
Gain on sale of securities	(3)	(26)	(14)	(33)	(38)
Gain on sale of Springstone	(4,179)	-	-	-	-
Noninterest expense adjustments:
Prepayment penalties related to debt restructuring	-	-	-	-	13,348
Other adjustments(1)	3,290	489	-	17	126
Tax provision adjustment	753	-	-	-	-
Total adjustments	(139)	463	(14)	(16)	13,436
Total adjustments, net of tax	(92)	307	(9)	(11)	8,891
Core net income	$19,759	$19,588	$18,157	$18,502	$19,803

Profitability:
Core Diluted Earnings Per Share	$0.45	$0.44	$0.41	$0.42	$0.45
Diluted Earnings Per Share	$0.45	$0.43	$0.41	$0.42	$0.25
Weighted Average Diluted Common Shares Outstanding	44,262,426	44,530,123	44,641,913	44,535,274	44,405,357
Core Return on Average Assets (2)	0.97%	0.99%	0.94%	0.94%	1.01%
Return on Average Assets (2)	0.97%	0.97%	0.94%	0.94%	0.55%
Core Return on Average Equity (2)	8.93%	8.95%	8.45%	8.45%	9.19%
Return on Average Equity (2)	8.97%	8.81%	8.46%	8.46%	5.06%
Core Return on Average Tangible Common Equity (2)(4)	13.60%	13.67%	13.07%	13.08%	14.35%
Return on Average Tangible Common Equity (2)(4)	13.66%	13.47%	13.08%	13.09%	8.15%
Net Interest Margin (2)(3)	3.48%	3.51%	3.60%	3.61%	3.61%

Nine Months Ended September 30,

Reconciliation of Non-GAAP Financial Measures:	2015	2014
Reported net income (GAAP)	$57,298	$56,561
Noninterest income adjustments:
Gain on sale of securities	(43)	(59)
Gain on sale of Springstone	(4,179)	(19,401)
Other adjustments(6)	-	(632)
Noninterest expense adjustments:
Prepayment penalties related to debt restructuring	-	17,902
Other adjustments(7)	3,779	3,418
Tax provision adjustment	753	-
Total adjustments	310	1,228
Total adjustments, net of tax	206	749
Core net income	$57,504	$57,310

Profitability:
Core Diluted Earnings Per Share	$1.29	$1.29
Diluted Earnings Per Share	$1.29	$1.28
Weighted Average Diluted Common Shares Outstanding	44,467,881	44,353,318
Core Return on Average Assets (2)	0.97%	0.99%
Return on Average Assets (2)	0.96%	0.98%
Core Return on Average Equity (2)	8.78%	9.09%
Return on Average Equity (2)	8.75%	8.97%
Core Return on Average Tangible Common Equity (2)(5)	13.45%	14.36%
Return on Average Tangible Common Equity (2)(5)	13.41%	14.18%
Net Interest Margin (2)(3)	3.53%	3.61%

(1) Primarily reorganization expenses for 2014 and 2015.
(2) Annualized
(3) Calculated on a Fully Tax Equivalent (“FTE”) basis
(4) Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2015			2014
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Average stockholders' equity	$878,305	$878,164	$871,074	$868,634	$855,164
Less: average goodwill and other intangibles	281,048	282,272	283,508	284,743	285,993
Average tangible common equity	$597,257	$595,892	$587,566	$583,891	$569,171

(5)  Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	9 Months ended September 30,
	2015	2014
Average stockholders' equity	$875,875	$843,005
Less: average goodwill and other intangibles	282,267	287,778
Average tangible common equity	$593,608	$555,227

(6) Primarily settlement of litigation for 2014.
(7) Primarily incentive compensation related to sale of Springstone and settlement of litigation for 2014 and reorganization expenses for 2014 and 2015.

Note: Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2015			2014
	3rd Q	2nd Q	1st Q	4th Q		3rd Q
Balance Sheet Data:
Securities Available for Sale	$1,058,397	$1,129,249	$1,071,654	$1,013,171		$1,044,502
Securities Held to Maturity	470,758	454,312	456,773	454,361		459,620
Net Loans	5,806,129	5,705,929	5,557,664	5,528,912		5,517,757
Total Assets	8,161,562	8,072,485	7,863,861	7,797,926		7,867,031
Total Deposits	6,600,627	6,371,479	6,479,437	6,299,605		6,314,939
Total Borrowings	594,163	743,893	425,143	548,943		607,889
Total Liabilities	7,285,346	7,196,514	6,986,367	6,933,745		7,009,591
Stockholders' Equity	876,216	875,971	877,494	864,181		857,440

Asset Quality:
Nonaccrual Loans	$42,524	$42,286	$45,053	$41,074		$50,531
90 Days Past Due and Still Accruing	3,790	1,994	2,601	4,941		4,022
Total Nonperforming Loans	46,314	44,280	47,654	46,015		54,553
Other Real Estate Owned	4,855	4,649	4,387	3,964		1,497
Total Nonperforming Assets	51,169	48,929	52,041	49,979		56,050
Allowance for Loan Losses	64,859	64,959	65,359	66,359		69,334

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.10%	1.13%	1.16%	1.19%		1.24%
Total Nonperforming Loans to Total Loans	0.79%	0.77%	0.85%	0.82%		0.98%
Total Nonperforming Assets to Total Assets	0.63%	0.61%	0.66%	0.64%		0.71%
Allowance for Loan Losses to Total Nonperforming Loans	140.04%	146.70%	137.15%	144.21%		127.09%
Past Due Loans to Total Loans	0.63%	0.61%	0.54%	0.69%		0.65%
Net Charge-Offs to Average Loans (3)	0.35%	0.30%	0.34%	0.70%		0.36%

Asset Quality Ratios (Originated) (1):
Allowance for Loan Losses to Loans	1.21%	1.24%	1.29%	1.36%		1.38%
Nonperforming Loans to Loans	0.63%	0.59%	0.69%	0.72%		0.83%
Allowance for Loan Losses to Nonperforming Loans	192.49%	208.99%	188.68%	187.88%		166.69%
Past Due Loans to Loans	0.67%	0.64%	0.56%	0.73%		0.70%

Capital:
Equity to Assets	10.74%	10.85%	11.16%	11.08%		10.90%
Book Value Per Share	$20.29	$20.05	$19.95	$19.69		$19.62
Tangible Book Value Per Share (2)	$13.80	$13.61	$13.52	$13.22		$13.09
Tier 1 Leverage Ratio	9.34%	9.57%	9.72%	9.39%		9.20%
Common Equity Tier 1 Capital Ratio	10.04%	10.22%	10.46%	N/	A	N/	A
Tier 1 Capital Ratio	11.57%	11.78%	12.05%	12.32%		11.94%
Total Risk-Based Capital Ratio	12.62%	12.84%	13.15%	13.50%		13.16%
Common Stock Price (End of Period)	$26.94	$26.17	$25.06	$26.27		$22.52

(1) Excludes acquired loans
(2) Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3) Annualized

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	September 30,	December 31,
ASSETS	2015	2014
Cash and due from banks	$175,036	$139,635
Short term interest bearing accounts	9,964	7,001
Securities available for sale, at fair value	1,058,397	1,013,171
Securities held to maturity (fair value of $475,436 and $454,994 at September 30, 2015 and December 31, 2014, respectively)	470,758	454,361
Trading securities	7,900	7,793
Federal Reserve and Federal Home Loan Bank stock	34,001	32,626
Loans	5,870,988	5,595,271
Less allowance for loan losses	64,859	66,359
Net loans	5,806,129	5,528,912
Premises and equipment, net	87,763	89,258
Goodwill	263,634	263,634
Intangible assets, net	16,729	20,317
Bank owned life insurance	116,128	114,251
Other assets	115,123	126,967
TOTAL ASSETS	$8,161,562	$7,797,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,915,482	$1,838,622
Savings, NOW, and money market	3,753,179	3,417,160
Time	931,966	1,043,823
Total deposits	6,600,627	6,299,605
Short-term borrowings	362,332	316,802
Long-term debt	130,635	130,945
Junior subordinated debt	101,196	101,196
Other liabilities	90,556	85,197
Total liabilities	7,285,346	6,933,745

Total stockholders' equity	876,216	864,181

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,161,562	$7,797,926

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Interest, fee and dividend income:
Loans	$61,656	$61,173	$181,047	$181,747
Securities available for sale	5,125	6,095	15,214	19,464
Securities held to maturity	2,318	1,353	6,916	2,904
Other	401	513	1,276	1,552
Total interest, fee and dividend income	69,500	69,134	204,453	205,667
Interest expense:
Deposits	3,554	3,498	10,644	9,782
Short-term borrowings	296	262	561	702
Long-term debt	845	1,067	2,507	5,709
Junior subordinated debt	560	544	1,645	1,620
Total interest expense	5,255	5,371	15,357	17,813
Net interest income	64,245	63,763	189,096	187,854
Provision for loan losses	4,966	4,885	12,506	12,647
Net interest income after provision for loan losses	59,279	58,878	176,590	175,207
Noninterest income:
Insurance and other financial services revenue	5,862	6,179	18,072	18,510
Service charges on deposit accounts	4,349	4,519	12,706	13,285
ATM and debit card fees	4,780	4,440	13,707	12,869
Retirement plan administration fees	3,249	3,272	10,011	9,167
Trust	4,611	4,758	14,257	14,157
Bank owned life insurance income	931	1,095	3,418	3,455
Net securities gains	3	38	43	59
Gain on the sale of Springstone investment	4,179	-	4,179	19,401
Other	3,297	2,376	9,617	8,078
Total noninterest income	31,261	26,677	86,010	98,981
Noninterest expense:
Salaries and employee benefits	30,227	28,933	91,240	89,609
Occupancy	5,326	5,211	16,804	16,872
Data processing and communications	4,207	4,029	12,598	12,045
Professional fees and outside services	3,137	3,695	10,029	10,862
Equipment	3,352	3,199	9,917	9,447
Office supplies and postage	1,576	1,733	4,822	5,221
FDIC expenses	1,355	1,135	3,833	3,642
Advertising	421	403	1,874	1,868
Amortization of intangible assets	1,165	1,275	3,636	3,821
Loan collection and other real estate owned	699	705	1,593	2,546
Prepayment penalties on long-term debt	-	13,348	-	17,902
Other operating	8,426	5,401	19,211	15,485
Total noninterest expense	59,891	69,067	175,557	189,320
Income before income taxes	30,649	16,488	87,043	84,868
Income taxes	10,798	5,576	29,745	28,307
Net income	$19,851	$10,912	$57,298	$56,561
Earnings Per Share:
Basic	$0.45	$0.25	$1.30	$1.29
Diluted	$0.45	$0.25	$1.29	$1.28

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2015			2014
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income:
Loans	$61,656	$59,873	$59,518	$61,577	$61,173
Securities available for sale	5,125	5,144	4,945	5,000	6,095
Securities held to maturity	2,318	2,315	2,283	2,357	1,353
Other	401	395	480	480	513
Total interest, fee and dividend income	69,500	67,727	67,226	69,414	69,134
Interest expense:
Deposits	3,554	3,517	3,573	3,856	3,498
Short-term borrowings	296	144	121	143	262
Long-term debt	845	836	826	846	1,067
Junior subordinated debt	560	545	540	545	544
Total interest expense	5,255	5,042	5,060	5,390	5,371
Net interest income	64,245	62,685	62,166	64,024	63,763
Provision for loan losses	4,966	3,898	3,642	6,892	4,885
Net interest income after provision for loan losses	59,279	58,787	58,524	57,132	58,878
Noninterest income:
Insurance and other financial services revenue	5,862	5,836	6,374	6,007	6,179
Service charges on deposit accounts	4,349	4,285	4,072	4,656	4,519
ATM and debit card fees	4,780	4,679	4,248	4,266	4,440
Retirement plan administration fees	3,249	3,566	3,196	2,962	3,272
Trust	4,611	5,196	4,450	4,793	4,758
Bank owned life insurance income	931	928	1,559	1,894	1,095
Net securities gains	3	26	14	33	38
Gain on the sale of Springstone investment	4,179	-	-	-	-
Other	3,297	3,699	2,621	2,435	2,376
Total noninterest income	31,261	28,215	26,534	27,046	26,677
Noninterest expense:
Salaries and employee benefits	30,227	30,831	30,182	30,058	28,933
Occupancy	5,326	5,412	6,066	5,256	5,211
Data processing and communications	4,207	4,288	4,103	4,092	4,029
Professional fees and outside services	3,137	3,395	3,497	3,564	3,695
Equipment	3,352	3,316	3,249	3,211	3,199
Office supplies and postage	1,576	1,627	1,619	1,762	1,733
FDIC expenses	1,355	1,280	1,198	1,302	1,135
Advertising	421	734	719	963	403
Amortization of intangible assets	1,165	1,187	1,284	1,226	1,275
Loan collection and other real estate owned	699	22	872	702	705
Prepayment penalties on long-term debt	-	-	-	-	13,348
Other operating	8,426	5,872	4,913	4,607	5,401
Total noninterest expense	59,891	57,964	57,702	56,743	69,067
Income before income taxes	30,649	29,038	27,356	27,435	16,488
Income taxes	10,798	9,757	9,190	8,922	5,576
Net income	$19,851	$19,281	$18,166	$18,513	$10,912
Earnings per share:
Basic	$0.45	$0.44	$0.41	$0.42	$0.25
Diluted	$0.45	$0.43	$0.41	$0.42	$0.25

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)
	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2015		Q2 - 2015		Q1 - 2015		Q4 - 2014		Q3 - 2014
ASSETS:
Short-term interest bearing accounts	$8,100	0.32%	$9,854	0.36%	$9,156	0.30%	$5,895	0.51%	$4,791	0.54%
Securities available for sale (1)(2)	1,079,206	1.92%	1,067,619	1.98%	1,018,880	2.02%	1,018,505	2.00%	1,263,375	2.01%
Securities held to maturity (1)	460,252	2.44%	452,948	2.49%	454,957	2.47%	458,038	2.45%	234,403	2.84%
Investment in FRB and FHLB Banks	37,358	4.19%	31,564	4.90%	30,931	6.20%	31,274	6.01%	39,459	5.06%
Loans (3)	5,824,311	4.21%	5,688,159	4.24%	5,586,942	4.33%	5,603,268	4.37%	5,563,206	4.38%
Total interest earning assets	$7,409,227	3.77%	$7,250,144	3.79%	$7,100,866	3.89%	$7,116,980	3.92%	$7,105,234	3.91%
Other assets	690,768		685,523		696,091		709,955		697,814
Total assets	$8,099,995		$7,935,667		$7,796,957		$7,826,935		$7,803,048

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,557,651	0.22%	$1,598,898	0.20%	$1,544,488	0.21%	$1,524,881	0.20%	$1,452,287	0.19%
NOW deposit accounts	963,744	0.05%	974,504	0.05%	972,263	0.05%	978,527	0.05%	927,026	0.05%
Savings deposits	1,085,680	0.06%	1,080,954	0.06%	1,040,031	0.06%	1,017,300	0.08%	1,025,795	0.07%
Time deposits	939,542	1.01%	968,714	1.00%	1,014,904	1.00%	1,058,615	1.03%	1,032,370	0.96%
Total interest bearing deposits	$4,546,617	0.31%	$4,623,070	0.31%	$4,571,686	0.32%	$4,579,323	0.33%	$4,437,478	0.31%
Short-term borrowings	456,663	0.26%	302,693	0.19%	265,420	0.19%	299,981	0.19%	447,761	0.23%
Junior subordinated debentures	101,196	2.20%	101,196	2.16%	101,196	2.16%	101,196	2.13%	101,196	2.13%
Long-term debt	130,680	2.56%	130,743	2.56%	130,879	2.56%	131,000	2.56%	170,223	2.49%
Total interest bearing liabilities	$5,235,156	0.40%	$5,157,702	0.39%	$5,069,181	0.40%	$5,111,500	0.42%	$5,156,658	0.41%
Demand deposits	1,894,555		1,815,705		1,770,703		1,759,482		1,708,632
Other liabilities	91,979		84,096		85,999		87,319		82,594
Stockholders' equity	878,305		878,164		871,074		868,634		855,164
Total liabilities and stockholders' equity	$8,099,995		$7,935,667		$7,796,957		$7,826,935		$7,803,048

Interest rate spread		3.37%		3.40%		3.49%		3.50%		3.50%
Net interest margin		3.48%		3.51%		3.60%		3.61%		3.61%

(1) Securities are shown at average amortized cost
(2) Excluding unrealized gains or losses
(3) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
* Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS
(unaudited, dollars in thousands)
	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Nine Months ended September 30,	2015			2014
ASSETS:
Short-term interest bearing accounts	$9,033	$22	0.33%	$3,821	$21	0.73%
Securities available for sale (1)(2)	1,055,456	15,579	1.97%	1,340,044	20,614	2.06%
Securities held to maturity (1)	456,072	8,415	2.47%	157,784	3,727	3.16%
Investment in FRB and FHLB Banks	33,308	1,254	5.03%	41,992	1,531	4.88%
Loans (3)	5,700,673	181,619	4.26%	5,502,656	182,383	4.43%
Total interest earning assets	$7,254,542	$206,889	3.81%	$7,046,297	$208,276	3.95%
Other assets	690,774			685,861
Total assets	$7,945,316			$7,732,158

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,567,060	2,462	0.21%	$1,435,155	1,748	0.16%
NOW deposit accounts	970,139	375	0.05%	940,064	384	0.05%
Savings deposits	1,069,056	492	0.06%	1,022,212	551	0.07%
Time deposits	974,110	7,315	1.00%	1,001,301	7,099	0.95%
Total interest bearing deposits	$4,580,365	$10,644	0.31%	$4,398,732	$9,782	0.30%
Short-term borrowings	342,293	561	0.22%	410,242	702	0.23%
Trust preferred debentures	101,196	1,645	2.17%	101,196	1,620	2.14%
Long-term debt	130,767	2,507	2.56%	256,084	5,709	2.98%
Total interest bearing liabilities	$5,154,621	$15,357	0.40%	$5,166,254	$17,813	0.46%
Demand deposits	1,827,441			1,640,097
Other liabilities	87,380			82,802
Stockholders' equity	875,874			843,005
Total liabilities and stockholders' equity	$7,945,316			$7,732,158
Net interest income (FTE)		191,532			190,463
Interest rate spread			3.41%			3.49%
Net interest margin			3.53%			3.61%
Taxable equivalent adjustment		2,436			2,609
Net interest income		$189,096			$187,854

(1) Securities are shown at average amortized cost
(2) Excluding unrealized gains or losses
(3) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
* Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

	2015			2014
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Residential real estate mortgages	$1,177,195	$1,154,416	$1,125,886	$1,115,715	$1,099,912
Commercial	1,167,007	1,147,586	1,140,114	1,144,761	1,179,616
Commercial real estate	1,435,378	1,423,489	1,349,940	1,334,984	1,284,775
Consumer	1,549,844	1,495,160	1,452,070	1,430,216	1,441,629
Home equity	541,564	550,237	555,013	569,595	581,159
Total loans	$5,870,988	$5,770,888	$5,623,023	$5,595,271	$5,587,091